                                  EXHIBIT 21


                          ADVANCED MICRO DEVICES, INC.

                              LIST OF SUBSIDIARIES


                                              State or Jurisdiction in Which
Name of Subsidiary                            Incorporated or Organized
------------------                            ------------------------------
Foreign Subsidiaries
--------------------
Advanced Micro Devices Belgium, S.A.N.V.             Belgium
Advanced Micro Devices (Canada) Limited              Canada
Advanced Micro Devices (Suzhou) Limited/(1)/         China
Advanced Micro Devices S.A.                          France
Advanced Micro Devices GmbH                          Germany
AMD Saxonia Manufacturing GmbH                       Germany
AMD Foreign Sales Corporation                        Guam
Advanced Micro Devices S.p.A.                        Italy
AMD Japan Ltd.                                       Japan
Advanced Micro Devices Sdn. Bhd.                     Malaysia
Advanced Micro Devices Export Sdn. Bhd./(2)/         Malaysia
Advanced Micro Devices Product Sdn. Bhd./(2)/        Malaysia
Advanced Micro Devices Technology Sdn. Bhd/(2)/      Malaysia
AMD (Netherlands) B.V./(3)/                          Netherlands
Advanced Micro Devices (Singapore) Pte. Ltd.         Singapore
AMD Holdings (Singapore) Pte. Ltd./(4)/              Singapore
Advanced Micro Devices AB                            Sweden
Advanced Micro Devices S.A./(5)/                     Switzerland
AMD (Thailand) Limited/(4)/                          Thailand
Advanced Micro Devices (U.K.) Limited                United Kingdom
NexGen International Ltd.                            British Virgin Islands


Domestic Subsidiaries
---------------------
Advanced Micro Ltd.                                  California
AMD Corporation                                      California
AMD Far East Ltd.                                    Delaware
AMD International Sales and Service, Ltd.            Delaware
NSI                                                  California

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(1)  Subsidiary of AMD Holdings (Singapore) Pte. Ltd.
(2)  Subsidiary of Advanced Micro Devices Sdn. Bhd.
(3)  Subsidiary of Advanced Micro Devices Export Snd. Bhd.
(4)  Subsidiary of Advanced Micro Devices (Singapore) Pte. Ltd.
(5)  Subsidiary of AMD International Sales and Service, Ltd.